Exhibit 99.1

ABM INDUSTRIES ANNOUNCES RESULTS FOR

THIRD QUARTER FISCAL 2020

Strong Operational and Financial Execution Through COVID-19

GAAP Continuing EPS Growth to $0.83; Adjusted Continuing EPS Growth to $0.75

Quarterly Cash Flow from Operations Exceeds $130 Million

Declaration of 218th Consecutive Quarterly Dividend

New York, NY - September 8, 2020 - ABM (NYSE: ABM), a leading provider of facility solutions, today announced financial results for the third quarter of fiscal 2020.

Scott Salmirs, President and Chief Executive Officer of ABM Industries commented, “The health and safety of our employees and clients remained our top priority during our first full quarter of the COVID-19 pandemic. I am so proud of our organization for continuing to demonstrate our fortitude as an essential service provider during these extraordinary times. Throughout the quarter, ABM continued to be a critical part of our clients’ plans to protect their people and spaces with our COVID-related services throughout their facilities.”

Mr. Salmirs continued, “We successfully navigated this challenging environment through higher margin work orders and by managing labor efficiently which led to our strong results. We continue to position our business for the future by marketing our EnhancedCleanTM program, which we believe is an important component of our value proposition. Additionally, we generated solid cash flow by maintaining our acute focus on liquidity through strategic working capital management."

	Three Months Ended July 31,		Increase/ (Decrease)	Nine Months Ended July 31,		Increase/ (Decrease)
(in millions, except per share amounts) (unaudited)	2020	2019		2020	2019

Revenues	$1,394.1	$1,647.9	(15.4)%	$4,503.0	$4,850.6	(7.2)%

Operating profit[1]	$93.6	$57.3	63.5%	$22.8	$142.1	(84.0)%

Income (loss) from continuing operations[1]	$56.0	$36.5	53.4%	$(52.9)	$79.4	NM*
Income (loss) from continuing operations per diluted share[1]	$0.83	$0.55	50.9%	$(0.79)	$1.19	NM*

Adjusted income from continuing operations	$50.1	$40.2	24.6%	$116.7	$92.5	26.2%
Adjusted income from continuing operations per diluted share	$0.75	$0.60	25.0%	$1.74	$1.38	26.1%

Net income (loss)[1]	$56.0	$36.8	52.4%	$(52.8)	$79.4	NM*
Net income (loss) per diluted share[1]	$0.83	$0.55	50.9%	$(0.79)	$1.19	NM*

Adjusted EBITDA	$109.7	$93.0	18.0%	$269.4	$246.5	9.3%
Adjusted EBITDA margin	7.9%	5.6%	230 bps	6.0%	5.1%	90 bps

Net cash provided by operating activities of continuing operations	$130.9	$57.4	NM*	$258.7	$114.0	NM*
Free cash flow	$121.1	$40.7	NM*	$229.9	$69.6	NM*

1 The nine months ended July 31, 2020 includes pre-tax non-cash goodwill and intangible impairment charge of $172.8 million or $2.55 per diluted share. The goodwill portion of the impairment charge is nondeductible for tax purposes.

* Not meaningful (due to variance greater than or equal to +/-100%)

1

This release refers to certain non-GAAP financial measures described as “Adjusted EBITDA”, defined as earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability, “Adjusted EBITDA margin”, defined as adjusted EBITDA divided by revenue, “Adjusted income from continuing operations,” “Adjusted income from continuing operations per diluted share” and “free cash flow”. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment. These adjustments have been made with the intent of providing financial measures that give management and investors a more representative understanding of underlying operational results and trends as well as the Company’s operational performance. Management also uses Adjusted EBITDA as a basis for planning and forecasting future periods. Please refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures. We round amounts in these schedules to millions and calculate all percentages and per-share data from the underlying whole-dollar amounts. As a result, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding. Unless otherwise noted, all references to years are to our fiscal year, which ends on October 31.

Third Quarter Summary

•	Revenue of $1,394.1 million, a decrease of 15.4% versus last year, reflecting full quarter impact of COVID-19 operating environment.

•	GAAP income from continuing operations growth of 53.4% to $56.0 million, or $0.83 per diluted share compared to $36.5 million, or $0.55 per diluted share, last year including the continuation of favorable prior year self-insurance adjustments.

•	Adjusted income from continuing operations growth of 24.6% to $50.1 million, or $0.75 per diluted share versus $40.2 million, or $0.60 per diluted share last year.

•	Net income of $56.0 million, or $0.83 per diluted share.

•	Adjusted EBITDA of $109.7 million compared to $93.0 million last year, resulting in an adjusted EBITDA margin of 7.9%.

•	Net cash provided by continuing operating activities of $130.9 million and free cash flow of $121.1 million, reflecting disciplined working capital management amid strong quarterly performance and approximately $42 million related to the deferral of payroll taxes under the CARES Act.

•	Total debt to bank-defined pro forma adjusted EBITDA of 2.2x leading to compliance with all covenants under its current credit facility.

•	Ample liquidity of more than $750 million inclusive of cash and cash equivalents.

Third Quarter Results

For the third quarter of fiscal 2020, the Company reported revenues of approximately $1.4 billion, down 15.4% versus the third quarter of fiscal 2019. Revenue declines were primarily driven by COVID-19 related client disruptions, such as facility closures and service scope changes, within the majority of its business segments. Higher demand for work orders driven by the pandemic particularly in the Business & Industry and Technology & Manufacturing segments partially offset these results.

On a GAAP basis, the Company reported income from continuing operations of $56.0 million, or $0.83 per diluted share, including an $8.5 million benefit from favorable prior year self-insurance adjustments. These results compare to income from continuing operations of $36.5 million, or $0.55 per diluted share, last year.

Adjusted income from continuing operations for the third quarter of 2020 was $50.1 million, or $0.75 per diluted share, compared to $40.2 million, or $0.60 per diluted share for the third quarter of fiscal 2019. Adjusted results exclude items impacting comparability.  A description of items impacting comparability can be found in the “Reconciliation of Non-GAAP Financial Measures” table.

Results from continuing operations for the quarter on both a GAAP and adjusted basis primarily reflect the significant increase in higher margin Work Orders as clients continue to respond to COVID-19 and the continued management of direct labor to align with the operating environment. Additionally, during the quarter, the Company enacted several temporary cost measures such as salary reductions and furlough actions (concluded on August 1, 2020) that offset other expenses such as investments in the Company’s new EnhancedCleanTM program.

2

EnhancedCleanTM is a three-step approach that delivers healthy spaces with a certified disinfection process backed by experts. It is designed to help clients return to their facilities safely, navigate change and deliver assurance to their employees, customers and the public by demonstrating trustworthy cleaning and disinfection.

Net income for the third quarter of 2020 was $56.0 million, or $0.83 per diluted share, compared to net income of $36.8 million, or $0.55 per diluted share last year.

Adjusted EBITDA for the quarter was $109.7 million compared to $93.0 million in the third quarter of fiscal 2019. Adjusted EBITDA margin for the quarter was 7.9% versus 5.6% last year. Adjusted results exclude items impacting comparability.

Liquidity & Capital Structure

In March 2020, as a precautionary measure, the Company elected to draw on its remaining revolving line of credit to provide liquidity. During the third quarter of 2020, the Company repaid substantially all of these borrowings. Additionally, the Company’s cash and cash equivalents totaled $229.4 million as of July 31, 2020.

The Company ended the quarter with total debt of $916.3 million, including $153.1 million in standby letters of credit.

Total debt to pro forma adjusted EBITDA (including standby letters of credit) was 2.2x for the third quarter of fiscal 2020.

These results led to total liquidity of more than $750.0 million, inclusive of cash and cash equivalents.

In addition, the Company paid its 217th quarterly cash dividend of $0.185 per common share for a total distribution of $12.3 million.

Declaration of Quarterly Cash Dividend

The Company also announced that the Board of Directors has declared a cash dividend of $0.185 per common share payable on November 2, 2020, to shareholders of record on October 1, 2020. This will be the Company’s 218th consecutive quarterly cash dividend.

Guidance

Due to the extraordinary and evolving nature of the COVID-19 pandemic, it remains difficult for the Company to predict an accurate fiscal 2020 guidance outlook range.

Mr. Salmirs concluded, “Our diversified client base has enabled us to navigate the impacts COVID-19 has had on our business segments. While we are encouraged by the improving trends we saw during the quarter, a great degree of uncertainty remains with recoveries, re-openings and resurgences at different stages across the country. Despite this unpredictable period, we are committed to driving the momentum we experienced during the third quarter, while managing the financial and operational elements within our control. As our results have demonstrated, our service excellence remains unparalleled and we are focused on leveraging our strengths to enable our organization, our clients and our communities to emerge from this pandemic even stronger.”

3

Conference Call Information

ABM will host its quarterly conference call for all interested parties on Wednesday, September 9, 2020, at 8:30 AM (ET). The live conference call can be accessed via audio webcast at the “Investors” section of the Company's website, located at www.abm.com, or by dialing (877) 451-6152 approximately 15 minutes prior to the scheduled time.

A supplemental presentation will accompany the webcast on the Company's website.

A replay will be available approximately two hours after the recording through September 23, 2020, and can be accessed by dialing (844) 512-2921 and then entering ID #13708741.  An archive will also be available on the ABM website for 90 days.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $6.5 billion and approximately 140,000 employees in 350+ offices throughout the United States and various international locations. ABM’s comprehensive capabilities include janitorial, electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, landscape & turf, mission critical solutions and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

4

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements about ABM Industries Incorporated (“ABM”) and its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”). We make forward-looking statements related to future expectations, estimates and projections that are uncertain, and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include: The COVID-19 pandemic has had and is expected to continue having a negative effect on the global economy, and the United States economy, and has disrupted and is expected to continue disrupting our operations and our clients’ operations, which has adversely affected and may continue to adversely affect our business, results of operations, cash flows, and financial condition; our success depends on our ability to gain profitable business despite competitive market pressures; our business success depends on our ability to attract and retain qualified personnel and senior management and to manage labor costs; our ability to preserve long-term client relationships is essential to our continued success; changes to our businesses, operating structure, financial reporting structure, or personnel relating to the implementation of strategic transformations, enhanced business processes, and technology initiatives may not have the desired effects on our financial condition and results of operations; acquisitions, divestitures, and other strategic transactions could fail to achieve financial or strategic objectives, disrupt our ongoing business, and adversely impact our results of operations; we manage our insurable risks through a combination of third-party purchased policies and self-insurance, and we retain a substantial portion of the risk associated with expected losses under these programs, which exposes us to volatility associated with those risks, including the possibility that adjustments to our ultimate insurance loss reserves could result in material charges against our earnings; our risk management and safety programs may not have the intended effect of reducing our liability for personal injury or property loss; our international business involves risks different from those we face in the United States that could have an effect on our results of operations and financial condition; our use of subcontractors or joint venture partners to perform work under customer contracts exposes us to liability and financial risk; we may experience breaches of, or disruptions to, our information technology systems or those of our third-party providers or clients, or other compromises of our data that could adversely affect our business; unfavorable developments in our class and representative actions and other lawsuits alleging various claims could cause us to incur substantial liabilities; a significant number of our employees are covered by collective bargaining agreements that could expose us to potential liabilities in relationship to our participation in multiemployer pension plans, requirements to make contributions to other benefit plans, and the potential for strikes, work slowdowns or similar activities, and union organizing drives; our business may be materially affected by changes to fiscal and tax policies, and negative or unexpected tax consequences could adversely affect our results of operations; changes in general economic conditions, such as changes in energy prices, government regulations, or consumer preferences, could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; future increases in the level of our borrowings or in interest rates could affect our results of operations; impairment of goodwill and long-lived assets could have a material adverse effect on our financial condition and results of operations; if we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results and investor perceptions of our Company and as a result may have a material adverse effect on the value of our common stock; our business may be negatively impacted by adverse weather conditions; catastrophic events, disasters, and terrorist attacks could disrupt our services; and actions of activist investors could disrupt our business. For additional information on these and other risks and uncertainties we face, see ABM’s risk factors, as they may be amended from time to time, set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

5

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations and income from continuing operations per diluted share as adjusted for items impacting comparability, for the third quarter of fiscal years 2020 and 2019. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s operational performance. In addition, the Company has presented earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the third quarter of fiscal years 2020 and 2019. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The Company has also presented Free Cash Flow which is defined as net cash provided by operating activities less additions to property, plant and equipment. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:
Investor Relations & Treasury:	Susie A. Kim
(212) 297-9721
susie.kim@abm.com

6

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended July 31,
(in millions, except per share amounts)	2020	2019	Increase / (Decrease)
Revenues	$1,394.1	$1,647.9	(15.4)%
Operating expenses	1,174.9	1,454.1	(19.2)%
Selling, general and administrative expenses	113.7	119.8	(5.0)%
Restructuring and related expenses	—	2.0	NM *
Amortization of intangible assets	11.8	14.9	(20.5)%
Operating profit	93.6	57.3	63.5%
Income from unconsolidated affiliates	0.2	0.7	(74.2)%
Interest expense	(13.8)	(12.9)	6.7%
Income from continuing operations before income taxes	80.0	45.0	77.6%
Income tax provision	(24.0)	(8.5)	NM *
Income from continuing operations	56.0	36.5	53.4%
Income from discontinued operations, net of taxes	—	0.2	NM *
Net income	$56.0	$36.8	52.4%
Net income per common share — Basic
Income from continuing operations	$0.84	$0.55	52.7%
Income from discontinued operations	—	—	NM *
Net income	$0.84	$0.55	52.7%
Net income per common share — Diluted
Income from continuing operations	$0.83	$0.55	50.9%
Income from discontinued operations	—	—	NM *
Net income	$0.83	$0.55	50.9%
Weighted-average common and common equivalent shares outstanding
Basic	66.9	66.6
Diluted	67.2	67.0
Dividends declared per common share	$0.185	$0.180

* Not meaningful (due to variance greater than or equal to +/-100%)

7

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME (LOSS) STATEMENT INFORMATION (UNAUDITED)

	Nine Months Ended July 31,
(in millions, except per share amounts)	2020	2019	Increase / (Decrease)
Revenues	$4,503.0	$4,850.6	(7.2)%
Operating expenses	3,914.8	4,314.2	(9.3)%
Selling, general and administrative expenses	350.8	340.9	2.9%
Restructuring and related expenses	5.0	8.5	(41.4)%
Amortization of intangible assets	37.0	44.9	(17.7)%
Impairment loss	172.8	—	NM	*
Operating profit	22.8	142.1	(84.0)%
Income from unconsolidated affiliates	2.0	2.4	(16.0)%
Interest expense	(34.5)	(39.2)	(12.1)%
(Loss) income from continuing operations before income taxes	(9.7)	105.3	NM	*
Income tax provision	(43.2)	(25.8)	67.2%
(Loss) income from continuing operations	(52.9)	79.4	NM	*
Income from discontinued operations, net of taxes	0.1	—	NM	*
Net (loss) income	$(52.8)	$79.4	NM	*
Net (loss) income per common share — Basic
(Loss) Income from continuing operations	$(0.79)	$1.19	NM	*
Income from discontinued operations	—	—	NM	*
Net (loss) income	$(0.79)	$1.19	NM	*
Net (loss) income per common share — Diluted
(Loss) income from continuing operations	$(0.79)	$1.19	NM	*
Income from discontinued operations	—	—	NM	*
Net (loss) income	$(0.79)	$1.19	NM	*
Weighted-average common and common equivalent shares outstanding
Basic	66.9	66.5
Diluted(1)	66.9	66.8
Dividends declared per common share	$0.555	$0.540

* Not meaningful (due to variance greater than or equal to +/-100%)
(1) The dilutive impact of the Company’s PSUs, RSUs and stock options has been excluded from the calculation of diluted (loss) earnings per share for the nine months ended July 31, 2020 because their inclusion would have an antidilutive effect on the net loss per share.

8

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended July 31,
(in millions)	2020	2019
Net cash provided by operating activities of continuing operations	$130.9	$57.4
Net cash provided by operating activities of discontinued operations	—	0.2
Net cash provided by operating activities	$130.9	$57.6
Additions to property, plant and equipment	(9.8)	(16.9)
Other	0.9	(0.1)
Net cash used in investing activities	$(8.8)	$(17.0)
Proceeds from issuance of share-based compensation awards, net	0.8	1.3
Dividends paid	(12.3)	(11.9)
Deferred financing costs paid	(4.4)	—
Borrowings from credit facility	3.7	554.1
Repayment of borrowings from credit facility	(445.0)	(583.0)
Changes in book cash overdrafts	13.1	7.5
Financing of energy savings performance contracts	0.4	1.6
Repayment of capital lease obligations	(1.2)	(0.9)
Net cash used in financing activities	(444.9)	$(31.4)
Effect of exchange rate changes on cash and cash equivalents	(3.6)	(2.5)

9

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Nine Months Ended July 31,
(in millions)	2020	2019
Net cash provided by operating activities of continuing operations	$258.7	$114.0
Net cash provided by operating activities of discontinued operations	0.1	—
Net cash provided by operating activities	$258.8	$114.0
Additions to property, plant and equipment	(28.9)	(44.4)
Other	10.8	0.3
Net cash used in investing activities	$(18.1)	$(44.1)
(Taxes withheld) and proceeds from issuance of share-based compensation awards, net	(0.6)	0.7
Repurchases of common stock	(5.1)	—
Dividends paid	(37.0)	(35.8)
Deferred financing costs paid	(4.4)	—
Borrowings from credit facility	1,052.0	1,219.9
Repayment of borrowings from credit facility	(1,103.1)	(1,236.8)
Changes in book cash overdrafts	31.3	3.4
Financing of energy savings performance contracts	1.5	4.9
Repayment of capital lease obligations	(2.7)	(2.7)
Net cash used in financing activities	$(68.1)	$(46.4)
Effect of exchange rate changes on cash and cash equivalents	(1.7)	(2.1)

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in millions)	July 31, 2020	October 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$229.4	$58.5
Trade accounts receivable, net of allowances	845.5	1,013.2
Costs incurred in excess of amounts billed	72.5	72.6
Prepaid expenses	95.8	75.7
Other current assets	69.1	55.5
Total current assets	1,312.2	1,275.4
Other investments	10.9	14.0
Property, plant and equipment, net of accumulated depreciation	137.1	150.3
Right-of-use assets	156.6	—
Other intangible assets, net of accumulated amortization	251.2	297.2
Goodwill	1,672.1	1,835.4
Other noncurrent assets	128.2	120.3
Total assets	$3,668.3	$3,692.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt, net	$86.6	$57.2
Trade accounts payable	221.9	280.7
Accrued compensation	153.7	189.3
Accrued taxes—other than income	41.6	63.6
Insurance claims	157.6	149.8
Income taxes payable	4.8	3.5
Current portion of lease liabilities	37.2	—
Other accrued liabilities	174.1	158.2
Total current liabilities	877.4	902.4
Long-term debt, net	664.2	744.2
Long-term lease liabilities	141.1	—
Deferred income tax liability, net	25.9	47.7
Noncurrent insurance claims	378.3	365.2
Other noncurrent liabilities	118.3	78.8
Noncurrent income taxes payable	11.8	12.2
Total liabilities	2,217.0	2,150.6
Total stockholders' equity	1,451.3	1,542.0
Total liabilities and stockholders’ equity	$3,668.3	$3,692.6

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended July 31,		Increase/
(in millions)	2020	2019	(Decrease)
Revenues
Business & Industry	$756.9	$807.9	(6.3)%
Technology & Manufacturing	243.2	226.9	7.2%
Education	188.6	215.4	(12.5)%
Aviation	116.4	263.3	(55.8)%
Technical Solutions	119.2	165.7	(28.1)%
Elimination of inter-segment revenues	(30.1)	(31.3)	4.0%
Total revenues	$1,394.1	$1,647.9	(15.4)%
Operating profit (loss)
Business & Industry	$71.6	$45.3	58.2%
Technology & Manufacturing	24.5	17.0	44.0%
Education	18.3	12.6	45.6%
Aviation	(8.2)	8.6	NM *
Technical Solutions	13.2	17.9	(26.6)%
Corporate	(24.8)	(43.5)	42.9%
Adjustment for income from unconsolidated affiliates, included in Aviation	(0.2)	(0.7)	(74.2)%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	(0.8)	0.1	NM *
Total operating profit	93.6	57.3	63.5%
Income from unconsolidated affiliates	0.2	0.7	(74.2)%
Interest expense	(13.8)	(12.9)	6.7%
Income from continuing operations before income taxes	80.0	45.0	77.6%
Income tax provision	(24.0)	(8.5)	NM *
Income from continuing operations	56.0	36.5	53.4%
Income from discontinued operations, net of taxes	—	0.2	NM *
Net income	$56.0	$36.8	52.4%

* Not meaningful (due to variance greater than or equal to +/-100%)

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Nine Months Ended July 31,		Increase/
(in millions)	2020	2019	(Decrease)
Revenues
Business & Industry	$2,363.4	$2,444.5	(3.3)%
Technology & Manufacturing	710.8	687.3	3.4%
Education	596.6	633.6	(5.8)%
Aviation	539.9	765.8	(29.5)%
Technical Solutions	383.5	417.7	(8.2)%
Elimination of inter-segment revenues	(91.1)	(98.3)	7.4%
Total revenues	$4,503.0	$4,850.6	(7.2)%
Operating profit (loss)
Business & Industry	$169.1	$131.2	28.8%
Technology & Manufacturing	60.9	54.4	11.9%
Education (2020 includes $99.3m impairment charge)	(56.3)	33.4	NM *
Aviation (2020 includes $61.1m impairment charge)	(63.0)	17.2	NM *
Technical Solutions (2020 includes $12.4m impairment charge)	13.1	35.3	(62.9)%
Government Services	—	(0.1)	32.9%
Corporate	(97.7)	(127.1)	23.1%
Adjustment for income from unconsolidated affiliates, included in Aviation	(2.0)	(2.4)	(14.7)%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	(1.2)	0.1	NM *
Total operating profit	22.8	142.1	(84.0)%
Income from unconsolidated affiliates	2.0	2.4	(16.0)%
Interest expense	(34.5)	(39.2)	(12.1)%
(Loss) income from continuing operations before income taxes	(9.7)	105.3	NM *
Income tax provision	(43.2)	(25.8)	67.2%
(Loss) income from continuing operations	(52.9)	79.4	NM *
Income from discontinued operations, net of taxes	0.1	—	NM *
Net (loss) income	$(52.8)	$79.4	NM *

* Not meaningful (due to variance greater than or equal to +/-100%)

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(in millions, except per share amounts)	Three Months Ended July 31,		Nine Months Ended July 31,
	2020	2019	2020	2019
Reconciliation of Income (Loss) from Continuing Operations to Adjusted Income from Continuing Operations
Income (loss) from continuing operations	$56.0	$36.5	$(52.9)	$79.4
Items impacting comparability(a)
Prior year self-insurance adjustment(b)	(8.5)	(3.7)	(11.2)	1.3
Union pension settlement(c)	—	3.9	—	3.9
Other(d)	(0.6)	1.2	(1.0)	3.6
Restructuring and related(e)	—	2.0	5.0	8.5
Legal costs and other settlements	0.9	4.2	5.9	3.3
Impairment loss	—	—	172.8	—
Total items impacting comparability	(8.2)	7.6	171.5	20.7
Income tax expense (benefit)(f)(g)	2.3	(4.0)	(1.8)	(7.6)
Items impacting comparability, net of taxes	(5.9)	3.6	169.6	13.0
Adjusted income from continuing operations	$50.1	$40.2	$116.7	$92.5

	Three Months Ended July 31,		Nine Months Ended July 31,
	2020	2019	2020	2019
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$56.0	$36.8	$(52.8)	$79.4
Items impacting comparability	(8.2)	7.6	171.5	20.7
Income from discontinued operations	—	(0.2)	(0.1)	—
Income tax provision	24.0	8.5	43.2	25.8
Interest expense	13.8	12.9	34.5	39.2
Depreciation and amortization	24.1	27.5	73.2	81.3
Adjusted EBITDA	$109.7	$93.0	$269.4	$246.5

	Three Months Ended July 31,		Nine Months Ended July 31,
	2020	2019	2020	2019
Reconciliation of Income (Loss) from Continuing Operations per Diluted Share to Adjusted Income from Continuing Operations per Diluted Share
Income (loss) from continuing operations per diluted share	$0.83	$0.55	$(0.79)	$1.19
Items impacting comparability, net of taxes	(0.09)	0.05	2.53	0.20
Adjusted income from continuing operations per diluted share	$0.75	$0.60	$1.74	$1.38

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	Three Months Ended July 31,		Nine Months Ended July 31,
	2020	2019	2020	2019
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$130.9	$57.6	$258.8	$114.0
Additions to property, plant and equipment	(9.8)	(16.9)	(28.9)	(44.4)
Free Cash Flow	$121.1	$40.7	$229.9	$69.6

(a) The Company adjusts income (loss) from continuing operations to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management's views of the underlying operational results and trends of the Company.

(b) Represents the net adjustments to our self-insurance reserve for general liability, workers’ compensation, automobile and medical and dental insurance claims related to prior period accident years. Management believes these prior period reserve changes do not illustrate the performance of the Company’s normal ongoing operations given the current year's insurance expense is estimated by management in conjunction with the Company's outside actuary to take into consideration past history and current costs and regulatory trends. Once the Company develops its best estimate of insurance expense premiums for the year, the Company fully allocates such costs out to the business leaders to hold them accountable for the current year costs within operations. However, since these prior period reserve changes relate to claims that could date back many years, current management has limited ability to influence the ultimate development of the prior year changes. Accordingly, including the prior period reserve changes in the Company's current operational results would not depict how the business is run as the Company holds its management accountable for the current year’s operational performance. The Company believes the exclusion of the self-insurance adjustment from (loss) income from continuing operations is useful to investors by enabling them to better assess our operating performance in the context of current year profitability. For the three and nine months ended July 31, 2020, our self-insurance general liability, workers’ compensation, and automobile and medical and dental insurance claims related to prior period accident years decreased by $8.5 million and by $11.2 million, respectively. For the three and nine months ended July 31, 2019, the liability decreased by $3.7 million and increased by $1.3 million.

(c) The Company lost a client account where ABM employees assigned to the account participated in a defined-benefit multiemployer pension fund where contributions to the pension fund by ABM were limited to that single client account. As a result of losing the account, ABM anticipates receiving a withdrawal liability assessment pursuant to the Multiemployer Pension Plan Amendments Act of 1980. The estimated amount of the withdrawal liability was $3.9M. In most cases, ABM’s pension contributions are made pursuant to union agreements that cover multiple client accounts across specific geographic areas, such that the loss of single client accounts would not trigger this type of liability.

(d) Primarily represents one-time implementation costs related to the Company's transformational IT infrastructure projects and requirements associated with General Data Protection Regulation standards.

(e) Represents restructuring costs related to the continued integration of GCA acquisition in September 2017.

(f) The Company's tax impact is calculated using the federal and state statutory rate of 28.11% for US and 19% for UK for FY 2020 and FY 2019. We calculate tax from the underlying whole-dollar amounts, as a result, certain amounts may not recalculate based on reported numbers due to rounding.

(g) FY20 YTD includes a $45.2M tax charge related to impairment of nondeductible goodwill. The QTD FY19 and YTD FY19 includes $1.8M related to the expiring statute of limitations.

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